UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2010
RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (406) 522-4200
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 8.01. Other Events.
     On November 17, 2010, RightNow Technologies, Inc. (“RightNow”) announced the pricing of $150 million in aggregate principal amount of 2.50% Convertible Notes due 2030 (the “Notes”), which was increased from its previously announced offering of $125 million in aggregate principal amount of Notes. RightNow also granted the initial purchasers of the Notes an option to purchase up to an additional $25 million in aggregate principal amount of Notes within 13 days solely to cover over-allotments.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     On November 17, 2010, RightNow announced that its Board of Directors on November 16, 2010 authorized a $15 million increase (for a total of $25 million) to its previously announced July 28, 2010 Board of Directors approved stock repurchase program. The additional authorization becomes effective November 19, 2010, and will stay in place for the next two years. Any shares repurchased will be held in treasury. A copy of the press release is attached hereto as Exhibit No. 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not Applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit
No.	Description of Exhibit
99.1	Press Release dated November 17, 2010 announcing RightNow Technologies, Inc.’s pricing of its $150 Million Convertible Senior Notes.

99.2	Press Release dated November 17, 2010 announcing RightNow Technologies, Inc.’s increased stock repurchase program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)
Dated: November 17, 2010	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release dated November 17, 2010 announcing RightNow Technologies, Inc.’s pricing of its $150 Million Convertible Senior Notes.

99.2	Press Release dated November 17, 2010 announcing RightNow Technologies, Inc.’s increased stock repurchase program.